CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF OPERATING OFFICER

In connection with the Annual Report of XrayMedia.com, Inc. , a Minnesota corporation (the "Company"), on 10-QSBfor the June 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, [officer], Chief Operating Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ RAYMOND DABNEY PRESIDENT AND DIRECTOR              August 15, 2003.
RAYMOND DABNEY